Exhibit 99.1

Digital Recorders, Inc. Addresses APTA Bus & Paratransit Conference and U.S. Market Trends

    DALLAS--(BUSINESS WIRE)--May 9, 2006--Digital Recorders, Inc.:

    --  Conference Attendance Exceeds 2005 Event by 20 Percent

    --  CEO Notes Market is Upbeat and DRI Backlog is Growing,
        Comments on Trends

    -- APTA and U.S. DOT Say Public Transportation is Key to Beating High Gas Prices

    Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today its Digital Recorders (DR) division and TwinVision na, Inc. (TVna) business units, both based in Research Triangle Park, N.C., had meetings and product presentations that were enthusiastically received during the American Public Transportation Association (APTA) Bus & Paratransit Conference, held April 30-May 3, 2006, in Orange County, Calif.
    "We enjoyed great traffic at our exhibition booth, and we had opportunities to meet with many customers and industry leaders in a short time period in one place thanks to higher attendance this year. In fact, according to APTA, this year's conference attendance was 20 percent greater than in 2005. Our meetings and product presentations were informative and upbeat. This particular event was a U.S. market weathervane for us. It provided further validation, in my opinion, that the long-awaited market upswing is indeed underway," David L. Turney, DRI's Chairman, Chief Executive Officer, and President, said.
    "According to APTA, U.S. public transportation ridership has increased more than 25 percent over the past 10 years. Increases in recent months have been stronger than the simple annual average of that prior period. In 2005 alone, APTA estimates that Americans took
9.7 billion transit trips. The increasing ridership spawns additional opportunity to sell DRI products and services. Further, bus manufacturers are increasing line build rates and DRI's backlog is growing. All of this underpins our belief that the U.S. transit market is experiencing an uptrend," Mr. Turney said.
    "Depending upon which industry participant one talks with, the U.S. market weakness of the past few years is roughly quantified as being a decline of 20 percent to nearly 50 percent. Indeed, APTA's published statistics indicate that, from a high of 11,000 bus vehicles in 2001, new federally funded mass transit passenger bus vehicle deliveries dropped to about 6,200 in 2004. The 2005 composite market data is not available yet, but we believe it will show similar weakness. That high number in 2001, even if discounted by application of three-year averaging, still sets the trend at a 22 percent decline through 2004. New bus build activity is a primary U.S. served market for DRI's mass transit security, vehicle location, and communications system products. The emerging bus build data from 2005, as it becomes available, should further underscore the negative impact caused by Congress' failure for more than two years to pass the much needed reauthorization legislation that provides a substantial part of U.S. funding to build mass transit vehicles. With new funding not only authorized but now firmly in place through the passage of SAFETEA-LU last August, we believe that we are now seeing those negative trends reversing to produce the long-awaited growth in our fundamental U.S. served market," Mr. Turney said.

    PUBLIC TRANSPORTATION KEY TO BEATING HIGH GAS PRICES

    "APTA President William W. Millar recently said that U.S. Department of Transportation Secretary Norman Mineta should be congratulated for 'encouraging greater transit use as a way to beat high gas prices.' DRI management concurs. We believe our entire nation will benefit from reduced congestion, improved air quality, and decreased dependency on foreign oil as a direct result of using public transportation. Of course, the increased demand for public transportation brings DRI opportunities to secure more orders," Mr. Turney said.
    According to APTA, a sampling of transit agencies across the country indicates that more people from coast to coast are turning to public transportation in increasing numbers this year. From Orlando to San Francisco, Fort Worth to Washington, D.C., Salt Lake City to the Raleigh and Durham, N.C. area, public transit ridership is significantly up as Americans have chosen to travel by transit.
    Mr. Turney said, "In the past, when ridership has increased primarily due to high fuel prices, there has been a tendency for ridership declines after those prices settled down. We are watching the present long-term trends very closely; it preliminarily appears that those past patterns may not be fully replaying this time around. If that ultimately turns out to be a valid observation, then we can say that the fundamental drivers of ridership are strengthening around such factors as personal preference, efficiency, and convenience on top of economics. These are long-term trends that we are addressing here, so we are cautious on short-term indicators. However, having said that, the trends are moving in the right direction."
    For more information about public transportation ridership increases, go to http://www.apta.com/research/stats/ridership/.

    ABOUT APTA

    APTA is a non-profit international association of 1,600 member organizations, including public transportation systems; planning, design, construction and finance firms; product and service providers; academic institutions; and state associations and departments of transportation. APTA members serve the public interest by providing safe, efficient and economical public transportation services and products. APTA members serve more than 90 percent of persons using public transportation in the United States and Canada.

    ABOUT THE DIGITAL RECORDERS DIVISION

    The Company's DR division designs, manufactures, sells, and services intelligent transportation products for the transit industry. Products include: VacTell(TM) video actionable intelligence security systems; Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems; Talking Bus(R) automatic voice announcement systems; and more. For more information about the Company's DR division, go to www.talkingbus.com.

    ABOUT THE TWINVISION NA, INC. BUSINESS UNIT

    Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision(R) electronic destination sign systems used on public transit vehicles. For more information about the Company's TVna business unit, go to www.twinvisionsigns.com.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, VacTell(TM) video actionable intelligence systems, and Talking Bus(R) voice announcement systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning APTA and its survey sample results, statements made by APTA President William W. Millar, the Company's perception of trends in the U.S. public transit industry, including the perceived reversal of recent negative trends, any implication that increased ridership will necessarily lead to improved revenues or business prospects for the Company, statements that increased ridership may be increasing in the long rather than the short term, projections as to future backlog, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the APTA survey sample results or statements made by APTA President William W. Millar will prove accurate, risks that the Company's perception of trends in the U.S. public transit industry may not prove accurate over time, and risks and uncertainties that increased ridership will be sustained or will lead to higher revenues or improved business prospects will prove inaccurate, risk and uncertainties that backlog will continue to grow, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com